UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

Concert Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36310	20-4839882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, Suite 3000N Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 860-0045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CNCE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 3, 2021, Concert Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain affiliates of BVF Partners L.P. (“BVF”) and RA Capital Management, L.P. (“RA Capital,” and together with BVF, the “Purchasers”). Pursuant to the Securities Purchase Agreement, the Company agreed to issue (i) 13,997 shares of the Company’s Series X1 Preferred Stock (“Series X1 Preferred Stock”), (ii) 2,253,000 shares of the Company’s common stock and (iii) warrants to purchase up to 16,250 shares of Series X1 Preferred Stock.

The Series X1 Preferred Stock, common stock and warrants were sold in units (the “Units”), with each Unit consisting of (i) one share of common stock or 1/1000 share of Series X1 Preferred Stock, (ii) a Tranche 1 Warrant (“Tranche 1 Warrant”) to purchase the equivalent of one-half of a share of common stock and (iii) a Tranche 2 Warrant (“Tranche 2 Warrant”) to purchase the equivalent of one-half of a share of common stock.

Series X1 Preferred Stock

Each share of Series X1 Preferred Stock is convertible into 1,000 shares of common stock at any time at the option of the holder. The Purchasers, however, will be prohibited from converting Series X1 Preferred Stock into shares of common stock if, as a result of such conversion, such Purchaser, together with its affiliates, would own more than 9.99% of the shares of common stock then issued and outstanding, which percentage may change at the Purchaser’s election to any other number less than or equal to 19.99% (to the extent required by Nasdaq Marketplace Rule 5635) upon 61 days’ notice to the Company.

In the event of the Company’s liquidation, dissolution or winding up, holders of Series X1 Preferred Stock will receive any dividends declared but unpaid on such shares, before any proceeds are distributed to the holders of common stock, and will participate pari passu with any distribution of proceeds to holders of common stock. Shares of Series X1 Preferred Stock will generally have no voting rights.

Warrants

The Tranche 1 Warrants and the Tranche 2 Warrants (collectively, the “Series Warrants”) are identical in all material respects, except for the difference in exercise price and the expiration date, which for the Tranche 1 Warrants relates to the Company’s THRIVE-AA1 Phase 3 clinical trial (the “THRIVE-AA1 Trial”) results and for the Tranche 2 Warrants relates to the Company’s THRIVE-AA2 Phase 3 clinical trial (the “THRIVE-AA2 Trial”) results. Each Series Warrant is exercisable at any time after its original issuance.

The Tranche 1 Warrants will each have an initial exercise price (the “Initial Exercise Price”) (on a common equivalent basis) of $5.340 per share. The Tranche 2 Warrants will each have an Initial Exercise Price (on a common equivalent basis) of $7.350 per share. If, prior to the expiration date of the warrant, the Company sells additional capital stock or derivative securities convertible into or exercisable for capital stock (other than Exempted Securities as defined in the warrant) in one or more related transactions at a Weighted-Average Price (as described below) below the Initial Exercise Price, then the Initial Exercise Price of the Series Warrants will be automatically reset upon exercise to an exercise price (the “Adjusted Exercise Price”) that is the midpoint between the Initial Exercise Price and the Weighted-Average Price per share at which the Company sells capital stock or derivative securities convertible into or exercisable for capital stock in a subsequent offering prior to the exercise date (each, a “Subsequent Offering”); provided, however, that (i) if there are multiple Subsequent Offerings, each at a Weighted-Average Price below the Initial Exercise Price (as may be adjusted from time to time), then the Adjusted Exercise Price will be the midpoint between the lowest of such Weighted-Average Prices and the Initial Exercise Price, (ii)

the foregoing adjustment will not apply to the first 3,500,000 shares of common stock in the case of Tranche 1 Warrants or the first 6,500,000 shares of common stock in the case of Tranche 2 Warrants sold under any of the Company’s at-the-market offering facilities and (iii) in no event will the Adjusted Exercise Price be less than the Nasdaq Official Closing Price of the common stock on the date of signing of the Securities Purchase Agreement. Weighted-Average Price will be calculated as the weighted-average common stock equivalent price of the equity securities sold in such transaction(s) (excluding any derivative securities with an exercise or conversion price that is above the closing sale price as of the time of pricing such offering(s)).

The Tranche 1 Warrants will expire upon the ninetieth (90th) day after the occurrence of both (i) the public disclosure by the Company of the achievement of statistical significance on each of the primary endpoints for the THRIVE-AA1 Trial and (ii) a determination by the Company, as attested to in writing by its Board of Directors adopted by resolution or unanimous written consent, that, in the Company’s professional opinion based on information available as of the date of such resolution or unanimous written consent, there are no safety or other issues that would impede the Company’s filing of a New Drug Application without first requiring an additional clinical study that is not already contemplated by the Company’s development plans for CTP-543 as of the closing date of this offering; provided, however, if either clause (i) or (ii) have not yet been satisfied after completion of the THRIVE-AA1 Trial, then the expiration date of the Tranche 1 Warrants will be the ninetieth (90th) day after the earlier of (A) the public release of topline data from two ongoing Phase 3 clinical trials being conducted by Avanir Pharmaceuticals/Otsuka Pharmaceutical (NCT04464564 and NCT04408755) in the indication of agitation in Alzheimer’s disease patients and (B) the receipt by the holder of written notification that the Company has received written notice from Avanir Pharmaceuticals/Otsuka Pharmaceutical of a decision to cease both of such clinical trials early. In the event that neither of the foregoing events in clauses (A) and (B) occur, then the Tranche 1 Warrants will expire upon the tenth (10th) anniversary from issuance.

The Tranche 2 Warrants will expire upon the ninetieth (90th) day after the occurrence of both (i) the public disclosure by the Company of the achievement of statistical significance on each of the primary endpoints for the THRIVE-AA2 Trial and (ii) a determination by the Company, as attested to in writing by its Board of Directors adopted by resolution or unanimous written consent, that, in the Company’s professional opinion based on information available as of the date of such resolution or unanimous written consent, there are no safety or other issues that would impede the Company’s filing of a New Drug Application without first requiring an additional clinical study that is not already contemplated by the Company’s development plans for CTP-543 as of the closing date of this offering; provided, however, if either clause (i) or (ii) have not yet been satisfied after completion of the THRIVE-AA2 Trial, then the expiration date of the Tranche 2 Warrants will be the ninetieth (90th) day after the earlier of (A) the public release of topline data from two ongoing Phase 3 clinical trials being conducted by Avanir Pharmaceuticals/Otsuka Pharmaceutical (NCT04464564 and NCT04408755) in the indication of agitation in Alzheimer’s disease patients and (B) the receipt by the holder of written notification that the Company has received written notice from Avanir Pharmaceuticals/Otsuka Pharmaceutical of a decision to cease both of such clinical trials early. In the event that neither of the foregoing events in clauses (A) and (B) occur, then the Tranche 2 Warrants will expire upon the tenth (10th) anniversary from issuance.

This offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-249862), filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2020, which was declared effective by the SEC on November 16, 2020 (the “Registration Statement”).

A copy of the form of Securities Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of the Certificate of Designation of Preferences, Rights and Limitations of Series X1 Preferred Stock is attached hereto as Exhibit 3.1 and is incorporated by reference herein. A copy of the form of Warrant is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The foregoing descriptions of the terms of the Securities Purchase Agreement and the rights, preferences and privileges of the Series X1 Preferred Stock and Series Warrants do not purport to be complete and are qualified in their entirety by reference to such exhibits. A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the securities in this offering is attached as Exhibit 5.1 hereto. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Royalty Purchase Agreement

On November 3, 2021, concurrent with entering into the Securities Purchase Agreement, the Company entered into a royalty purchase agreement (the “Royalty Purchase Agreement”) with certain funds affiliated with the Purchasers. Pursuant to the Royalty Purchase Agreement, the Company sold to BVF and RA 35.0% (subject to step-ups, as described below) of the future royalty payments (the “Royalties”) arising in respect of worldwide net sales of licensed products under the Development and License Agreement, dated as of February 28, 2012, by and between the Company and Avanir Pharmaceuticals, Inc. (such agreement, the “License Agreement,” and such portion of the Royalties purchased by the Purchasers, the “Purchased Receivables”). The closing of the transactions contemplated by the Royalty Purchase Agreement, following the satisfaction of customary conditions, occurred on November 5, 2021.

The Purchasers collectively may increase their percentage ownership of the Royalties (i) by up to an additional 7.5%, based on the amount of Tranche 1 Warrants that are exercised by the Purchasers prior to expiry thereof and (ii) by up to an additional 7.5%, based on the amount of Tranche 2 Warrants that are exercised by the Purchasers prior to expiry thereof, such that if both the Tranche 1 Warrants and Tranche 2 Warrants are exercised in full, the Purchasers will collectively own 50.0% of the Royalties. The Royalty Purchase Agreement grants the Purchasers the right to receive certain reports and other information relating to the Royalties and contains various representations, warranties, covenants, indemnification obligations and other provisions that are customary for a transaction of this nature. The Company has retained 100% of the milestone payments payable to the Company under the License Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Royalty Purchase Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

Consideration

The aggregate purchase price for the Units and the Purchased Receivables was $65.0 million. Pursuant to the Royalty Purchase Agreement, the purchase price for the Purchased Receivables will be determined in good faith by the Company following the closing of this offering based on a final determination of the fair market value of the Purchased Receivables. Following such determination, the purchase price for the Units will be deemed to be the remaining portion of the aggregate purchase price of $65.0 million.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2021, the Company, in connection with the offering of its Series X1 Preferred Stock described above, designated 32,500 shares of its authorized and unissued preferred stock as Series X1 Preferred Stock and filed a Certificate of Designation of Preferences, Rights and Limitations of Series X1 Preferred Stock with the Secretary of State of Delaware, which is attached hereto as Exhibit 3.1 and incorporated by reference herein. A summary of the rights, preferences and privileges of the Series X1 Preferred Stock is described above under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference herein.

Item 8.01 Other Events.

On November 4, 2021, the Company issued a press release announcing the matters described above. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series X1 Preferred Stock

4.1	Form of Warrant

5.1	Opinion of Goodwin Procter, LLP

10.1#	Securities Purchase Agreement, dated November 3, 2021

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press Release, dated November 4, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Certain exhibits and schedules to this agreement have been omitted pursuant to Item 601 of Regulation S-K. The registrant will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCERT PHARMACEUTICALS, INC.

Date: November 8, 2021	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
Chief Legal Officer